Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Landmark Apartment Trust of America, Inc., or the Company, hereby certifies, to his or her knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2013	By	/s/ Stanley J. Olander, Jr.
Date		Stanley J. Olander, Jr.
Chief Executive Officer
(principal executive officer)

November 14, 2013	By	/s/ James G. Miller
Date		James G. Miller
Chief Financial Officer
(principal financial officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.